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                                 AMENDMENT NO. 2
                     TO THE ZENITH NATIONAL INSURANCE CORP.
              AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN

          Effective as of the date hereof, Subsection 6(d) of the Zenith National Insurance Corp. Amended and Restated Non-Qualified Stock Option Plan (the "Plan") shall be amended in its entirety to read as follows:

          (d) METHOD OF EXERCISE. Subject to the terms of the option agreement, Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to Zenith at its principal corporate headquarters. Such notice shall specify (i) the number of shares to be purchased, and (ii) the date on which the Optionee will take and pay for such shares.
               The Optionee may pay the option price by delivery of (i) cash or cash equivalent (as approved by the Administrator), (ii) previously acquired shares of Common Stock having a Fair Market Value on the date of payment equal to the option price, (iii) an executed irrevocable exercise notice to Zenith and irrevocable instructions to a broker-dealer to sell a sufficient portion of the optioned shares to pay the exercise price and deliver the sale proceeds directly to Zenith (as approved by the Administrator) or any other cashless exercise procedure approved by the Administrator, or (iv) any combination of (i), (ii) and
               (iii) such that the sum thereof equals the option price. Certificates of Common Stock shall be registered in the name of the person exercising the Option (or such person's designee) and shall issue against receipt by Zenith of payment in full therefor in accordance with the foregoing payment provision. All shares purchased upon the exercise of rights granted by an Option shall be fully paid and nonassessable.


               IN WITNESS WHEREOF, this Amendment is executed this 9th day of April, 1996.


                                        ZENITH NATIONAL INSURANCE CORP.


                                        By: /s/  Stanley Zax
                                            ----------------------------------
                                        Its:  Chairman and President